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                                                                    EXHIBIT 99.5


                             VOTING INSTRUCTION FORM
                      FROM A PARTICIPANT/BENEFICIARY IN THE
            UMPQUA BANK 401(K) AND PROFIT SHARING PLAN REGARDING THE
                           UMPQUA HOLDINGS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 30, 2006
To:  Reliance Trust Company

         I am a participant or beneficiary in the Umpqua Bank 401(k) and Profit Sharing Plan (the "Plan"). As of April 7, 2006, I held Umpqua Holdings Corporation common stock in my Plan account.

         I am entitled to vote the shares in my Plan account at the annual meeting of shareholders (the "Annual Meeting") to be held May 30, 2006 at the Umpqua Bank University and Support Center, 1740 NW Garden Valley Boulevard, Roseburg, Oregon.

         I hereby instruct Reliance Trust Company, the Plan Trustee, to cast all votes to which I am entitled to vote at the Annual Meeting as follows:

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1.   To approve the principal terms of the Agreement and Plan of Reorganization [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     dated February 7, 2006, by and among Umpqua Holdings Corporation, Western
     Sierra Bancorp, Umpqua Bank, Western Sierra National Bank, Auburn Community
     Bank, Central California Bank and Lake Community Bank, and the issuance of shares of Umpqua common stock in connection with the merger to Western
     Sierra shareholders.
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2.   To approve amendments to Umpqua's Articles of Incorporation to             [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     declassify Umpqua's board of directors, provide for the annual election of directors and allow directors to be removed without cause.
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3.   To elect fourteen directors to one year terms expiring at the 2007         [ ] FOR ALL NOMINEES LISTED BELOW, EXCEPT
     annual meeting, if Item 2--Amendment to Umpqua's Articles of                   AS MARKED TO THE CONTRARY.
     Incorporation is approved. If Item 2 is not approved, to elect six
     directors including the election of Stephen M. Gambee to a term            [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
     expiring at the 2007 annual meeting and the election of Scott D.               NOMINEES LISTED BELOW
     Chambers, Raymond P. Davis, Diana Goldschmidt, Lynn K. Herbert and
     Theodore S. Mason to terms expiring at the 2009 annual meeting.
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     ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY)

     INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL, CROSS A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

  01 Ronald F. Angell                    02 Scott D. Chambers                    03 Raymond P. Davis
  04 Allyn C. Ford                       05 David B. Frohnmayer                  06 Stephen M. Gambee
  07 Dan Giustina                        08 Diana E. Goldschmidt                 09 Lynn K. Herbert
  10 William A. Lansing                  11 Theodore S. Mason                    12 Diane D. Miller
  13 Bryan L. Timm                       14 Thomas W. Weborg
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4.   To approve an adjournment or postponement of the Annual Meeting if         [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     necessary to solicit additional proxies.
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5.   To transact any other business as may properly come before the
     Annual Meeting and at any postponements or adjournments.
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 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF
NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
AND FOR THE APPROVAL OF ITEMS 1, 2 AND 4 AND OTHERWISE IN THE DISCRETION OF THE
APPOINTED PROXIES. IF ANY OTHER MATTERS ARE PRESENTED, THE PLAN TRUSTEE IS
AUTHORIZED TO DIRECT THE APPOINTED PROXIES TO VOTE UPON SUCH OTHER MATTERS IN
THEIR DISCRETION.

THE BOARD OF DIRECTORS OF UMPQUA HOLDINGS CORPORATION HAS UNANIMOUSLY VOTED IN FAVOR OF ITEMS 1 AND 2 AND RECOMMENDS THAT YOU VOTE TO APPROVE THOSE PROPOSALS AND TO ELECT THE PERSONS NOMINATED AS DIRECTORS.


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SIGNATURE OF PARTICIPANT/BENEFICIARY                        SIGNATURE OF PARTICIPANT/BENEFICIARY


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PRINTED NAME OF PARTICIPANT/BENEFICIARY                     PRINTED NAME OF PARTICIPANT/BENEFICIARY

DATE:                                           , 2006      DATE:                                           , 2006
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 PLEASE COMPLETE AND DATE THESE PROXY INSTRUCTIONS AND RETURN THEM PROMPTLY IN
                     THE ENCLOSED POSTAGE-PREPAID ENVELOPE.



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                          NOTICE TO PARTICIPANTS IN THE

             UMPQUA BANK 401(K) AND PROFIT SHARING PLAN (THE "PLAN")

                          REGARDING VOTING INSTRUCTIONS

                                 FOR PLAN SHARES


To:      Plan Participants and Beneficiaries

From: The Advisory Committee to the Umpqua Bank 401(k) and Profit Sharing Plan (the "Plan")

Re:      INSTRUCTIONS FOR VOTING PLAN SHARES

         As you may know, the annual meeting of shareholders (the "Annual Meeting") of Umpqua Holdings Corporation (the "Company") is scheduled to be held on May 30, 2006 at 5:30 p.m. (local time), at the Umpqua Bank University and Support Center, 1740 NW Garden Valley Boulevard, Roseburg, Oregon.

         As a participant or beneficiary of the Plan, you are entitled to direct Reliance Trust Company, the Plan Trustee, how to vote the shares of Company stock in your Plan account. Attached to this Notice is a copy of a Voting Instruction Form. Please use this form to tell Reliance how your shares should be voted.

         THE VOTING INSTRUCTION FORM ENCLOSED WITH THIS NOTICE SHOULD BE RETURNED IN THE ENCLOSED PRE-PAID POSTAGE ENVELOPE TO TERESA A. WELSH AT INVESMART, INC., 9700 SW CAPITAL HIGHWAY, STE. 260, PORTLAND, OR 97219, TO BE RECEIVED NO LATER THAN MAY 19, 2006.

         ALTERNATIVELY, YOU CAN RETURN YOUR COMPLETED VOTING INSTRUCTION FORM TO THE ATTENTION OF TERESA A. WELSH AT INVESMART, INC. BY FAXING IT TO 503-452-8073. IF YOUR VOTING INSTRUCTION FORM IS RECEIVED AFTER MAY 19, 2006, WE CANNOT GUARANTEE THAT YOUR VOTE WILL BE COUNTED.

         Invesmart, Inc., on behalf of the Trustee, will tabulate the results and will provide the results to the Trustee, or its designee, to vote the shares in accordance with the voting instructions it receives from you and other participants. All voting instructions will be handled confidentially.

         Also, please note that it is possible, although unlikely, that proposals other than those specified on the Voting Instruction Form will be presented for shareholder action at the Annual Meeting. If this should happen, the Plan Trustee, or its designee, will vote upon such matters in its discretion.

         This memo is enclosed with the joint proxy statement-prospectus that gives you detailed information about the merger with Western Sierra Bancorp and its subsidiaries, the proposed amendment to the Company's articles of incorporation, the election of directors and the Annual Meeting. Before sending in your voting instructions, you should read that entire document.

         Thank you for your attention to this important meeting.